Exhibit T3A.3

STATE of DELAWARE

CERTIFICATE OF INCORPORATION

OF

FIRST AVENUE SOLUTIONS, INC.

1.             Name.  The name of this corporation is First Avenue Solutions, Inc.

2.             Registered Office.  The registered office of this corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400 in the City of Wilmington 19808, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

3.             Purpose.  The purpose of this corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.             Stock.  The total number of shares of stock that this corporation shall have authority to issue is 1,000 shares of Common Stock, $0.001 par value per share.  Each share of Common Stock shall be entitled to one vote.

5.             Incorporator. The name and mailing address of the incorporator is:  Blake W. Grosch, c/o Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110.

6.             Change in Number of Shares Authorized.  Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

7.             Election of Directors.  The election of directors need not be by written ballot unless the by-laws shall so require.

8.             Authority of Directors.  In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

9.             Liability of Directors.  A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined.  No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10.           Indemnification.  This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.  Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.  Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.  Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

11.           Records.  The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

12.           Meeting of Stockholders of Certain Classes.  If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 18th day of May, 2005.

/s/ Blake W. Grosch
Blake W. Grosch
Sole Incorporator

2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

FIRST AVENUE SOLUTIONS, INC.

It is hereby certified that:

First Avenue Solutions, Inc., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

FIRST:  The name of the Company is First Avenue Solutions, Inc.

SECOND:  The original Certificate of Incorporation of the Company was filed with the Delaware Secretary of State on May 18, 2005.

THREE:  That the Board of Directors of the Company adopted a resolution, filed with the minutes of the Company, proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company:

RESOLVED:  That the first Article of the Certificate of Incorporation of the Company be amended to read as follows:

“FIRST:  The name of the Company is First Avenue Networks Solutions, Inc.”

FOURTH:  That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.

FIFTH:  That the Company has not yet received any payment for any of its stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 28th day of July, 2005.

/s/ Sandra G. Thomas
Sandra G. Thomas, CFO,
Secretary and Treasurer

CERTIFICATE OF MERGER

Merging

First Avenue Networks Government Solutions, Inc.,

First Avenue Networks Enterprise Solutions, Inc.,

and

First Avenue Spectrum Labs, Inc.,

with and into

First Avenue Networks Solutions, Inc.

(Pursuant to Section 253 of the Delaware General Corporation Law)

First Avenue Networks Solutions, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:   That the Corporation was incorporated and duly organized pursuant to the Delaware General Corporation Law (“DGCL”).

SECOND:   That the Corporation owns at least ninety percent (90%) of the outstanding shares of each class of the capital stock of First Avenue Networks Government Solutions, Inc., a Delaware corporation, (“Government Solutions”), First Avenue Networks Enterprise Solutions, Inc., a Delaware corporation (“Enterprise Solutions”) and First Avenue Spectrum Labs, Inc., a Delaware corporation (“Spectrum Labs”).

THIRD:   That the Corporation, by resolutions duly adopted by its Board of Directors on August 28, 2006 and attached hereto as Annex “A”, determined to merge Government Solutions, Enterprise Solutions and Spectrum Labs with and into the Corporation, with the Corporation continuing as the surviving corporation of the Merger, with the Merger to be effected pursuant to Section 253 of the DGCL.

FOURTH:   That the name of the surviving corporation of the merger is First Avenue Networks Solutions, Inc., which shall hereinwith be changed to FiberTower Solutions Corporation, a Delaware corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the undersigned hereunto duly authorized as of this 28th day of August, 2006.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

ANNEX A

Resolutions of the Board of Directors of
First Avenue Networks Solutions, Inc.

FIRST AVENUE NETWORKS SOLUTIONS, INC.

Resolutions of
Board of Directors

August 28, 2006

Resolutions Approving Merger

WHEREAS, the Company is a party to the proposed Certificate of Merger to be filed in Delaware (the “Certificate”); and

WHEREAS, the Certificate provides for the merger of First Avenue Networks Government Solutions, Inc., a Delaware corporation, First Avenue Networks Enterprise Solutions, Inc., a Delaware corporation, and First Avenue Spectrum Labs, Inc., a Delaware corporation, with and into the Company with the Company being the survivor of the merger (the “Merger”); and

WHEREAS, the directors have been presented with the form of Agreement of Merger (the “Merger Agreement”); and

WHEREAS, the foregoing arrangements are believed to be in the best interests of the Company;

NOW, THEREFORE, BE IT HEREBY:

RESOLVED, that the Merger and the Merger Agreement be, and hereby are, approved and authorized; and further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and file the Certificate with the Secretary of State of the State of Delaware, said Certificate to contain such matters as are required by law, or as are necessary, advisable or convenient; and further

RESOLVED, that the Merger Agreement and all of the terms, conditions and provisions thereof and the transactions contemplated thereby be, and the same hereby are, in all respects, approved and adopted; that the officers of the Company, for and on behalf of and in the name of the Company, are hereby authorized to execute and deliver the same substantially in the form heretofore presented to be effective as of such date and time and with such revisions thereto as the officers executing the same may approve, such approval to be conclusively evidenced by such officer’s execution thereof; that the execution and delivery by the Company of the Merger Agreement by the officers hereby be, and the same hereby are, in all respects, ratified, approved and confirmed; and that the officers of the Company are hereby authorized and empowered to take all such action as may be deemed necessary, desirable or appropriate in order to carry out the terms and provisions of the Merger Agreement; and further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to negotiate, prepare, revise, execute,

acknowledge and deliver, and as applicable, file with government or regulatory authorities any and all notices, reports, certificates, schedules, exhibits, consents, forms, agreements, documents or instruments relating directly or indirectly to the Merger and related documents and transactions, in such form as required, and to incur and pay such expenses (including, without limitation, accountants’ and attorneys’ fees and printing costs), and to take any other actions they may deem necessary, advisable or convenient to carry out the purpose or intent of the foregoing resolutions and to consummate the Merger.